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                                                                    EXHIBIT 23.4



                      CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the inclusion in the registration statement of Green Tree Lease Finance 1998-1, LLC, a wholly owned subsidiary of Green Tree Lease Finance II, Inc. on Form S-1 (File No. 333-67993), of our report dated December 11, 1998 on our audit of the balance sheet of Green Tree Lease Finance 1998-1, LLC as of December 11, 1998. We also consent to the reference to our firm under the caption "Experts."



PricewaterhouseCoopers LLP

Indianapolis, Indiana
December 11, 1998